SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the  registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate  box:
|_| Preliminary proxy statement
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

            The BlackRock North American Government Income Trust Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)
                                 Not Applicable
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
                    Common Stock, par value $0.01 per share.
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:
          34,773,993 shares of Common Stock, par value $0.01 per share.

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                       N/A
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------

     (5)  Total fee paid:
                                       N/A
--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3)  Filing party:

--------------------------------------------------------------------------------

     (4)  Date filed:

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]




       THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC. ("BNA")
                              GATEWAY CENTER THREE
                              100 MULBERRY STREET
                            NEWARK, NEW JERSEY 07102

                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

                           TO BE HELD ON MAY 18, 2000

To the Stockholders of BNA:

     The Annual Meeting of Stockholders of BNA will be held at One Seaport Plaza, New York, New York on May 18, 2000 at 10:00 a.m. (New York Time) for the following purposes:

     1. To elect three Directors, each to hold office for the term indicated and until his successor shall have been elected and qualified;

     2. To consider and act upon the ratification of the selection of Deloitte & Touche LLP as independent auditors of BNA for the fiscal year ending October 31, 2000;

     3. To approve or reject the shareholder proposal requesting that BNA shall afford all shareholders an opportunity to realize net asset value for their shares by converting to an open-end fund;

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS OF BNA RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSAL 3.

     We encourage you to contact BlackRock at (800) 227-7BFM (7236) if you have any questions.

     The stock transfer books will not be closed, but in lieu thereof, the Board of Directors has fixed the close of business on February 29, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                       By order of the Board of Directors of BNA


                                       Karen H. Sabath, Secretary


New York, New York
March 31, 2000

--------------------------------------------------------------------------------
 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

           THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                              GATEWAY CENTER THREE
                              100 MULBERRY STREET
                            NEWARK, NEW JERSEY 07102
                               ----------------
                                PROXY STATEMENT
                               ----------------
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of BNA of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of BNA to be held at One Seaport Plaza, New York, New York, on May 18, 2000 at 10:00 a.m. (New York Time), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy to be voted at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of any of the proposals. Conversely, they will vote against any such adjournment any proxies which instruct them to vote against the proposals.

     The cost of soliciting proxies will be borne by BNA. In addition, certain officers, directors and employees of BNA, Prudential Investments Fund Management LLC and BlackRock Advisors, Inc. (the "Advisor") (none of whom will receive additional compensation therefor) may solicit proxies in person or by telephone, telegraph, or mail. In addition, BNA may employ Georgeson Shareholder Communications Inc. pursuant to its standard contract as proxy solicitor, the cost of which will be borne by BNA and is estimated to be approximately $3,500. The Advisor is located at 400 Bellevue Parkway, Wilmington, DE 19809.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Abstentions will be counted as present but not voting with respect to those proposals from which a stockholder abstains. Broker non-votes will be treated as shares that are present for purposes of determining whether a quorum is present and may be voted on Proposals 1 and 2. Broker non-votes will effectively count as a vote against Proposal number 3. Unless instructions to the contrary are marked, shares represented by all properly executed proxies will be voted "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3. Important information regarding Proposal 3, which was submitted by a shareholder and included as part of this proxy statement, begins on page 10.

     Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of BNA at the applicable address indicated above or by voting in person at the Meeting.

     Some proposals require more votes than others to be approved. An affirmative vote of a simple majority of the shares present and voting at the meeting at which a quorum is present is necessary to ratify the selection of independent auditors. The affirmative vote of a plurality of the shares present at the meeting at which a quorum is present is necessary to elect the director nominees. The affirmative vote of three quarters of the issued and outstanding shares is necessary to approve Proposal number 3.

     The Board of BNA knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

     The Board of BNA has fixed the close of business on February 29, 2000, as the record date for the determination of stockholders of BNA entitled to notice of and to vote at the Meeting or any adjournment thereof. Stockholders of BNA on that date will be entitled to one vote on each matter to be voted on for each share held and a fractional vote with respect to fractional shares with no cumulative voting rights.

     Pursuant   to   the  rules  promulgated  by  the  Securities  and  Exchange
Commission, Class II Directors, the auditors and the shareholder proposal will be voted on by stockholders of BNA.

     At the close of business on February 29, 2000, BNA had outstanding 34,773,993 shares of Common Stock, par value $0.01 per share, which is the only authorized class of stock.

     The principal executive offices of BNA are located at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. The enclosed proxy and this proxy statement are first being sent to BNA stockholders on or about March 31, 2000.

     BNA will furnish, without charge, a copy of its most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request, provided such Annual or Semi-Annual Report is not enclosed herein. Requests should be directed to 400 Bellevue Parkway, Wilmington, DE 19809 (telephone number (800) 227-7BFM(7236)).

     As of February 29, 2000, to the knowledge of BNA, no person beneficially owned more than 5%, except that 4,886,600 of the outstanding common shares of BNA (or 14.1% of the outstanding common shares) are held by Tattersall Advisory Group, Inc., which is located at 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.


                                PROPOSAL NO. 1.

                             ELECTION OF DIRECTORS

     At the Meeting, Class II Directors will be elected to serve for a term of three years and until their successors are elected and qualify. There are only three nominees because the Board is classified into three classes and only one class is being elected at the Meeting. The other classes will be elected at subsequent annual meetings of stockholders. The affirmative vote of a plurality of the shares present at the Meeting at which a quorum is present is required to elect the nominees. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of the persons listed below. The Board of Directors of BNA recommends that you vote "FOR" the nominees.

     The Board of Directors of BNA knows of no reason why any of the nominees listed below will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

     Certain information concerning the nominees of BNA is set forth below. All of the nominees are currently Directors of BNA and have served in such capacity since BNA commenced its operations except that Richard E. Cavanagh has served as Director since his appointment by each of the Boards on August 11, 1994 to fill a vacancy and James Clayburn LaForce, Jr. has served as Director since his election at BNA's annual meeting of stockholders on June 19, 1992 and Walter F. Mondale, who was previously a Director of BNA from inception to August 12, 1993, has served as Director since his election at BNA's annual meeting of stockholders on April 15, 1997. Each director also serves as a director of The BlackRock Investment Quality Municipal Trust Inc., The BlackRock Insured Municipal 2008 Term Trust Inc., The BlackRock California Insured Municipal 2008 Term Trust Inc., The BlackRock Florida Insured Municipal 2008 Term Trust Inc., The BlackRock New York Insured Municipal 2008 Term Trust Inc., The BlackRock Broad Investment Grade 2009 Term Trust Inc., The BlackRock Income Trust Inc., The BlackRock Target Term Trust Inc., The BlackRock Investment Quality Term Trust Inc., The BlackRock Advantage Term Trust Inc., The BlackRock Municipal Target Term Trust Inc., The BlackRock California Investment Quality Municipal Trust Inc., The BlackRock Florida Investment Quality Municipal Trust Inc., The BlackRock New Jersey Investment Quality Municipal Trust Inc., The BlackRock New York Investment Quality Municipal Trust Inc., The BlackRock Insured Municipal Term Trust Inc., The
BlackRock 2001 Term Trust Inc., The BlackRock Strategic Term Trust Inc., The BlackRock Pennsylvania Strategic Municipal Trust, The BlackRock Strategic Municipal Trust and The BlackRock High Yield Trust (each a "Trust" and collectively the "Fund Complex"). Each Trust is a closed-end registered investment company advised by BlackRock Advisors, Inc. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. In addition, Mr. Fink serves as a director of Anthracite Capital, Inc. and he also serves on the Board of Advisory Directors for Magnetite Asset Investors L.L.C. The "interested" Directors (as defined by
Section 2(a)(19) of the Investment Company Act of 1940) are indicated by an asterisk(*). Unless specified otherwise below, the business address of the Directors and officers of BNA and the Advisor is 345 Park Avenue, New York, New York 10154 and 400 Bellevue Parkway, Wilmington, Delaware 19809, respectively.


                                                                 TRUST   % OF
                                                                SHARES  SHARES
                                 PRINCIPAL OCCUPATIONS           OWNED    OUT
NAME AND AGE                 OR EMPLOYMENT IN PAST 5 YEARS        (*)   STANDING
----------------------   -------------------------------------  ------  --------
Andrew F. Brimmer        President of Brimmer & Company, Inc.,    10      (1)
4400 MacArthur Blvd      a Washington, D.C.-based economic and
N.W. Suite 302           financial  consulting firm.  Director
Washington, DC 20007     of CarrAmerica Realty Corporation and
 Age: 73                 Borg-Warner   Automotive.    Formerly
Class III (**)           member of the Board of  Governors  of
                         the Federal Reserve System.  Formerly
                         Director   of    AirBorne    Express,
                         BankAmerica   Corporation   (Bank  of
                         America),   Bell  South  Corporation,
                         College   Retirement   Equities  Fund
                         (Trustee),  Commodity Exchange,  Inc.
                         (Public Governor), Connecticut Mutual
                         Life Insurance  Company.  E.I. dupont
                         de Nemours & Company,  Equitable Life
                         Assurance   Society   of  the  United
                         States, Gannett Company (publishing),
                         MNC Financial  Corporation  (American
                         Security    Bank),     NMC    Capital
                         Management,   Navistar  International
                         Corporation  (truck   manufacturing),
                         and    UAL    Corporation     (United
                         Airlines).

                                                                 TRUST   % OF
                                                                SHARES  SHARES
                                 PRINCIPAL OCCUPATIONS           OWNED    OUT
NAME AND AGE                 OR EMPLOYMENT IN PAST 5 YEARS        (*)   STANDING
----------------------   -------------------------------------  ------  --------
Richard E. Cavanagh      President and Chief Executive Officer    100      (1)
845 Third Avenue         of  The  Conference  Board,  Inc.,  a
New York, NY 10022       leading  global  business  membership
 Age: 53                 organization,    from   1995-present.
Class I (**)             Former  Executive Dean of the John F.
                         Kennedy   School  of   Government  at
                         Harvard  University  from  1988-1995.
                         Acting  Director,  Harvard Center for
                         Business and Government  (1991-1993).
                         Formerly   Partner   (principal)   of
                         McKinsey & Company, Inc. (1980-1988).
                         Former Executive  Director of Federal
                         Cash  Management,  White House Office
                         of Management and Budget (1977-1979).
                         Co-author,  THE  WINNING  PERFORMANCE
                         (best   selling    management    book
                         published  in 13 national  editions.)
                         Trustee, Wesleyan University, Drucker
                         Foundation, Airplanes Group, Aircraft
                         Finance  Trust (AFT) and  Educational
                         Testing Service (ETS). Director, Arch
                         Chemicals (chemicals),  Fremont Group
                         (investments)  and The Guardian  Life
                         Insurance    Company    of    America
                         (insurance).

Kent Dixon               Consultant/Investor. Former President    100    (1)
9495 Blind Pass Road     and Chief Executive Officer of Empire
Unit #602                Federal  Savings  Bank of America and
St. Petersburg,          Banc PLUS Savings Association, former
  FL 33706               Chairman of the Board,  President and
 Age: 62                 Chief Executive  Officer of Northeast
Class III (**)           Savings. Former Director of ISFA (the
                         owner   of    INVEST,    a   national
                         securities brokerage service designed
                         for banks and thrift institutions).

Frank J. Fabozzi         Consultant.  Editor of THE JOURNAL OF     10    (1)
858 Tower View Circle    PORTFOLIO   MANAGEMENT   and  Adjunct
New Hope, PA 18938       Professor of Finance at the School of
 Age: 51                 Management   at   Yale    University.
Class II (**)            Director,   Guardian   Mutual   Funds
                         Group.  Author  and editor of several
                         books  on  fixed   income   portfolio
                         management.   Visiting  Professor  of
                         Finance and  Accounting  at the Sloan
                         School of  Management,  Massachusetts
                         Institute of Technology  from 1986 to
                         August 1992.

                                                                 TRUST   % OF
                                                                SHARES  SHARES
                                  PRINCIPAL OCCUPATIONS          OWNED    OUT
NAME AND AGE                  OR EMPLOYMENT IN PAST 5 YEARS       (*)   STANDING
----------------------      ----------------------------------- ------  --------
Laurence D. Fink*           Chairman   and   Chief    Executive    10       (1)
 Age: 47                    Officer  of   BlackRock   Financial
Class III (**)              Management,     Inc.,     BlackRock
                            Advisors, Inc. and BlackRock,  Inc.
                            Formerly,  a Managing  Director  of
                            The   First   Boston   Corporation,
                            member of its Management Committee,
                            co-head of its Taxable Fixed Income
                            Division  and head of its  Mortgage
                            and  Real  Estate  Products  Group.
                            Currently,  Chairman  of the  Board
                            and Director of each of BlackRock's
                            Trusts,  and  Anthracite   Capital,
                            Inc. Trustee of New York University
                            Medical  Center,   Dwight-Englewood
                            School, National Outdoor Leadership
                            School   and   Phoenix   House.   A
                            Director of VIMRx  Pharmaceuticals,
                            Inc. and Innovir Laboratories, Inc.

James Clayburn LaForce, Jr. Dean   Emeritus   of  The  John  E.    10      (1)
P.O. Box 1595               Anderson    Graduate    School   of
Pauma Valley, CA 92061      Management,      University      of
 Age: 71                    California   since  July  1,  1993.
Class I (*)                 Director,  Eli  Lilly  and  Company
                            (pharmaceuticals),           Jacobs
                            Engineering Group,  Inc.,  Rockwell
                            International Corporation, Payden &
                            Rygel   Investment   Trust  (mutual
                            fund), Provident Investment Counsel
                            Funds    (investment    companies),
                            Timken Company  (roller bearing and
                            steel) and Motor  Cargo  Industries
                            (transportation).  Acting  Dean  of
                            The School of  Business,  Hong Kong
                            University     of    Science    and
                            Technology 1990-1993.  From 1978 to
                            September 1993, Dean of The John E.
                            Anderson    Graduate    School   of
                            Management,      University      of
                            California.

Walter F. Mondale           Partner,  Dorsey &  Whitney,  a law    20      (1)
220 South Sixth Street      firm    (December     1996-present,
Minneapolis, MN 55402       September     1987-August    1993).
 Age: 71                    Formerly,  U.S. Ambassador to Japan
Class II (*)                (1993-1996).      Formerly     Vice
                            President  of  the  United  States,
                            U.S.  Senator and Attorney  General
                            of the  State  of  Minnesota.  1984
                            Democratic Nominee for President of
                            the United States.

                                                                 TRUST   % OF
                                                                SHARES  SHARES
                                 PRINCIPAL OCCUPATIONS           OWNED    OUT
NAME AND AGE                 OR EMPLOYMENT IN PAST 5 YEARS        (*)   STANDING
----------------------   -------------------------------------  ------  --------
Ralph L. Schlosstein*    President  of   BlackRock   Financial  1,500     (1)
 Age: 49                 Management, Inc., BlackRock Advisors,
Class II (**)            Inc. and BlackRock,  Inc. Formerly, a
                         Managing Director of Lehman Brothers,
                         Inc.  and co-head of its Mortgage and
                         Savings      Institutional     Group.
                         Currently,   President   of  each  of
                         closed-end  funds in which  BlackRock
                         Financial  Management,  Inc.  acts as
                         investment   adviser.    Trustee   of
                         Denison  University  and New  Visions
                         for  Public  Education  in  New  York
                         City.   A   Director   of  the  Pulte
                         Corporation   and  a  member  of  the
                         Visting  Board  of  Overseers  of the
                         John F. Kennedy  School of Government
                         at Harvard University.

------------
     (1)  Less than 1%.
     (*)  Only Class II Directors are being elected by BNA.


     All Directors and officers as a group owned less than 1% of the shares of BNA as of February 29, 2000. BNA has an executive committee composed of Messrs. Fink and Schlosstein.

     BNA does not have a compensation or nominating committee of the Board of Directors, or committees performing similar functions. BNA has an audit committee composed of all the Directors who are not interested persons of BNA or the Advisor (the "Independent Directors") which is charged with recommending a firm of independent accountants to BNA and reviewing accounting matters with the accountants. There were two meetings of the audit committee held between November 1, 1998 and October 31, 1999. All members attended at least 75% of the meetings.

     Four meetings of the Boards of Directors of BNA were held between November 1, 1998 and October 31, 1999. All Directors attended at least 75% of the meetings.

     In addition to Messrs. Fink and Schlosstein, all the following executive officers hold the positions indicated opposite their names.

                                              OTHER PRINCIPAL OCCUPATIONS
NAME AND AGE           TITLE                        IN PAST 5 YEARS
-----------------  --------------     ------------------------------------------
Scott Amero        Vice President     Managing  Director of BlackRock  Financial
  Age: 36                             Management,  Inc. From 1985 to 1990,  Vice
                                      President at The First Boston Corporation in the Fixed Income Research Department.

                                              OTHER PRINCIPAL OCCUPATIONS
NAME AND AGE             TITLE                     IN PAST 5 YEARS
-----------------    --------------   ------------------------------------------
Keith T. Anderson    Vice President   Managing  Director of BlackRock  Advisors,
  Age: 40                             Inc.   since   February   1998.   Managing
                                      Director    of     BlackRock     Financial
                                      Management,   Inc.   since  January  1991.
                                      Director    of     BlackRock     Financial
                                      Management,   Inc.   from  April  1988  to
                                      January 1991.  From February 1987 to April
                                      1988,  Vice  President at The First Boston
                                      Corporation  in the Fixed Income  Research
                                      Department.  Previously Vice President and
                                      Senior  Portfolio   Manager  at  Criterion
                                      Investment    Management    Company   (now
                                      Nicholas-Applegate).

Henry Gabbay         Treasurer        Managing  Director of BlackRock  Advisors,
  Age: 52                             Inc.   since   February   1998.   Managing
                                      Director    of     BlackRock     Financial
                                      Management,   Inc.   since  January  1990.
                                      Director    of     BlackRock     Financial
                                      Management,  Inc.  from  February  1989 to
                                      January  1990.   From  September  1984  to
                                      February 1989, Vice President at The First
                                      Boston Corporation.

Michael C. Huebsch   Vice President   Managing  Director of BlackRock  Financial
  Age: 41                             Management,   Inc.   since  January  1991.
                                      Director    of     BlackRock     Financial
                                      Management,  Inc.  from  January  1989  to
                                      January  1991.  From July 1985 to  January
                                      1989,  Vice  President at The First Boston
                                      Corporation  in the Fixed Income  Research
                                      Department

Robert S. Kapito     Vice President   Vice Chairman of BlackRock Advisors,  Inc.
  Age: 43                             since  February  1998 and Vice Chairman of
                                      BlackRock Financial Management, Inc. since
                                      March 1988.  From  December  1985 to March
                                      1988,  Vice  President at The First Boston
                                      Corporation   in  the  Mortgage   Products
                                      Group.

Kevin Klingert       Vice President   Managing  Director of BlackRock  Advisors,
  Age: 37                             Inc.   since   February   1998.   Managing
                                      Director    of     BlackRock     Financial
                                      Management,   Inc.   since  January  1996.
                                      Director    of     BlackRock     Financial
                                      Management,  Inc.  from  January  1994  to
                                      January 1996.  Vice President of BlackRock
                                      Financial  Management,  Inc.  from October
                                      1991 to January  1994.  From March 1985 to
                                      October 1991,  Assistant Vice President at
                                      Merrill Lynch, Pierce, Fenner & Smith in the Unit Investment Trust Department.

                                              OTHER PRINCIPAL OCCUPATIONS
NAME AND AGE             TITLE                     IN PAST 5 YEARS
-----------------   --------------    ------------------------------------------
James Kong          Assistant         Managing  Director of BlackRock  Financial
  Age: 39           Treasurer         Management,   Inc.   since  January  1996.
                                      Director    of     BlackRock     Financial
                                      Management,  Inc.  from  January  1993  to
                                      January 1996. Vice President and Associate
                                      of BlackRock  Financial  Management,  Inc.
                                      from   January  1991  and  April  1989  to
                                      January    1993    and    January    1991,
                                      respectively.  From  April  1987 to  April
                                      1989,  Assistant  Vice  President  at  The
                                      First  Boston  Corporation  in the CMO/ABO
                                      Administration   Department.    Previously
                                      affiliated with Deloitte,  Haskins & Sells
                                      (now Deloitte & Touche LLP).

Karen H. Sabath     Secretary         Managing  Director of BlackRock  Advisors,
  Age: 34                             Inc.   since   February   1998.   Managing
                                      Director    of     BlackRock     Financial
                                      Management,  Inc. since January 1993. Vice
                                      President   and   Associate  of  BlackRock
                                      Financial  Management,  Inc.  from January
                                      1989 and August  1988 to January  1993 and
                                      January 1989, respectively. From June 1986 to July 1988, Associate at The First
                                      Boston Corporation in the Mortgage Finance
                                      Department.

Richard Shea, Esq.  Vice President/   Effective  January 2000 Managing  Director
  Age: 40           Tax               of BlackRock  Financial  Management,  Inc.
                                      Director    of     BlackRock     Financial
                                      Management,  Inc.  from  January  1996  to
                                      January 2000.  Vice President of BlackRock
                                      Financial  Management,  Inc. from February
                                      1993 to January  1996.  From December 1988
                                      to February 1993, Associate Vice President
                                      and Tax Counsel at Prudential  Securities,
                                      Inc.  From August  1984 to December  1988,
                                      Senior  Tax   Specialist  at  Laventhol  &
                                      Horwath.

                                  REMUNERATION

     The   following   table   sets  forth  certain  information  regarding  the
compensation of the Fund's directors and officers.

                                                       TOTAL COMPENSATION
                                   COMPENSATION       FROM THE FUND COMPLEX
NAME OF PERSON AND POSITION          FROM BNA    PAID TO DIRECTORS AND OFFICERS*
---------------------------          --------    -------------------------------
Andrew R. Brimmer .................   $12,000            $  160,000(23)
Richard E. Cavanagh ...............   $12,000            $  160,000(23)
Kent Dixon ........................   $12,000            $  160,000(23)
Frank J. Fabozzi ..................   $12,000            $  160,000(23)
James Claybourne LaForce, Jr. .....   $12,000            $  160,000(23)
Walter F. Mondale .................   $12,000            $  160,000(23)

------------

* Represents the total compensation paid to such persons during the calendar year ended December 31, 1999 by investment companies from which such person receives compensation that is considered part of the same fund complex as the Fund because they have common investment advisors. The number in parentheses represents the number of such investment companies.


     The attendance fees of each Independent Director of BNA are reduced proportionately, based on each Trust's net assets, so that the aggregate per meeting fee for all meetings of the boards of directors of the Fund Complex held on a single day does not exceed $20,000 for any Director. The $6,000 per annum fee for serving on each Board is also reduced proportionately, based on each Trust's net assets. For BNA fees of $84,000 were accrued from November 1, 1998 to October 31, 1999. None of the Directors received any pension or retirement benefits. None of the officers of BNA received any compensation, including pension or retirement benefits, from BNA for such period. Messrs. Fink, Schlosstein, Amero, Anderson, Gabbay, Huebsch, Kapito, Kong, Shea and Ms. Sabath, officers and/or Directors of BNA, are also affiliated with the Advisor. They receive compensation from the Advisor although under the terms of the investment advisory agreements some portion of their compensation could be reimbursable by BNA to the extent such person's working time is devoted to BNA's operations.

     THE BOARD OF DIRECTORS OF BNA RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES PRESENT IS NECESSARY TO ELECT THE DIRECTOR NOMINEES.

                                PROPOSAL NO. 2.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP ("D&T") has been selected as the independent auditors by a majority of BNA's Board of Directors, including a majority of the Independent Directors, by vote cast in person subject to ratification by the stockholders at the Meeting to audit the accounts of BNA for and during BNA's fiscal year ending in 2000. BNA does not know of any direct or indirect financial interest of D&T in BNA.

     Representatives of D&T will attend the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

     The affirmative vote of a simple majority of shares present and voting at the meeting at which a quorum is present is required to ratify the selection of D&T.

     THE BOARD OF DIRECTORS OF BNA RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS. AN AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF THE SHARES AT THE MEETING AT WHICH A QUORUM IS PRESENT AND VOTING IS NECESSARY TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS.


                                 PROPOSAL NO. 3

                              SHAREHOLDER PROPOSAL

     BNA (the "Trust") has received the following proposal and supporting statement from Opportunity Partners L.P. which advised the Trust that, at the time it submitted its proposal to the Trust, it had owned shares of the Trust with a market value of at least $2,000 continuously for the preceding year. The Board and the Trust accept no responsibility for the accuracy of either the proposal or Opportunity Partners L.P.'s supporting statement. However, the supporting statement below referring to the 55-45 margin by which the proposal to conduct a self-tender offer was approved, does not reflect that only 49% of the outstanding shares voted for or against the proposal. Approval of a formal open-ending proposal requires the affirmative vote of three quarters of the issued and outstanding shares cast in person or by proxy with respect to the proposal. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Opportunity Partners L.P.'s Supporting Statement, the Board, including the Independent Directors, recommends a vote AGAINST this shareholder proposal. The text of the shareholder proposal and supporting statement is as follows:

     Resolved: "It is requested that the Trust shall afford all shareholders an opportunity to realize net asset value ("NAV") for their shares by converting to an open-end fund."


                              SUPPORTING STATEMENT

     My name is Phillip Goldstein and I have been a shareholder of the Fund since April 1996. Its shares have long traded at a big discount to NAV. In addition, the Fund has had poor long-term performance despite generally favorable market conditions. The Fund's objective is to provide high monthly income consistent with the preservation of capital. Neither objective has been achieved. Since its inception seven years ago, shareholders have seen the market value of their shares plummet from $15 per share to less than $10 while the annual distributions have dwindled from $1.20 to $0.84 per share.

     At last year's annual meeting, a proposal to conduct a self-tender offer for a significant percentage of the Fund's outstanding shares at NAV was approved by shareholders by a 55-45 margin. The Board failed to heed this mandate. Instead, it announced a tiny share repurchase program that had not significantly narrowed the Fund's discount to NAV. The Board acts like it, not the shareholders, own the Fund. In fact, shareholders are treated like prisoners who cannot sell their shares unless they are willing to accept a double-digit discount.

     Shareholders  have  suffered long enough with poor  performance  and a wide discount. It is time to free all the prisoners by open-ending the Fund. Continuing to tolerate a double-digit discount indefinitely is simply unacceptable. Shareholders have not benefited from the closed-end structure and the increase in shareholder value that would result from open-ending the Fund is undeniable. If this proposal is overwhelmingly approved, perhaps the Board will be merciful and do the right thing.

     Frankly, I can't understand why any shareholder would not vote for this proposal since it is obviously beneficial to all shareholders. However, if you disagree, I would sincerely appreciate it if you would let me know why you oppose it. My phone number is (914) 747-5262 and my address is Opportunity Partners L.P. 60 Heritage Drive Pleasantville, NY 10570. My e-mail address is OPLP@att.net.


                           OPPOSING STATEMENT OF THE
                               BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS (THE "BOARD") OF THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST, INC. (THE "TRUST"), BELIEVES THAT THE DETRIMENTS OF THE TRUST'S CONVERSION TO OPEN-END STATUS OUTWEIGH ANY POTENTIAL BENEFITS FOR SHAREHOLDERS THAT ARE SEEKING THE TRUST'S LONG-TERM INVESTMENT OBJECTIVE. FOR THE REASONS DISCUSSED BELOW, THE BOARD HAS CONCLUDED THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF ALL THE SHAREHOLDERS AND BELIEVES THAT IT SHOULD BE REJECTED. NONETHELESS, THE BOARD BELIEVES THAT THIS ISSUE IS OF SUFFICIENT CONSEQUENCE THAT IT STRONGLY SUPPORTS GIVING SHAREHOLDERS THE OPPORTUNITY TO EXPRESS THEIR OWN VIEWS ON THIS MATTER.

     When the Trust was organized in 1990, a closed-end format was chosen as most appropriate to the Trust's character and intended method of operation because it was believed that such a structure would permit BlackRock, the Trust's Investment Adviser, to manage the Trust's portfolio consistent with its investment objective and policies without being subject to cash inflows and share redemptions.

     At meetings at least once per year since 1994, the Board of Directors has considered the potential option that the Trust convert to an open-end fund. The Board of Directors is not in favor of taking such action. The following reasons state why the Board currently rejects the request, as well as why the Board has continually rejected like requests in the past:

     (1) A closed-end fund does not continuously redeem it shares, while an open-end structure would require the Trust to redeem its shares on a continuous basis. Permitting continuous redemption of shares under an open-end structure may force the Trust to sell securities at inopportune times (at depressed prices) during market downturns, for example, in order to meet redemptions. Additionally, capital flows into the Trust because of an open-end structure could mean that the Trust would be purchasing securities at higher prices during periods of market increases diluting income to shareholders. The closed-end structure, by contrast, because it does not permit redemption of shares on a continuous basis, permits the Investment Adviser to allocate investments as it deems suitable to the Trust's long-term investment objective without the concern of having to meet redemptions.

     (2) The Investment Adviser could be required to maintain higher cash reserves if converted to open-end status. Therefore, the Trust's portfolio would not be as fully invested in securities, as it would otherwise be in a closed-end structure. As a result, a smaller portion of the Trust's assets would be generating the income that would be used to pay distributions to shareholders as consistent with the Trust's long-term investment strategy.

     (3) Conversion to open-end status could result in increased expenses to the shareholders. The Trust would have additional expenses in connection with the distribution of shares and other shareholder services associated with an open-end structure. In addition, the potential capital outflow that may occur upon conversion would reduce the Trust's economies of scale and result in even higher relative per share expenses. The conversion itself would create significant one-time expenses associated with the conversion, which would be borne by the shareholders. Such expenses include: registration, legal, accounting, printing and other expenses associated with establishing an open-end fund.

     The Board of Directors recognizes that the Trust's stock price trading below its NAV is disappointing and frustrating to shareholders. The Board also believes however, that the closed-end format is better for all shareholders that purchased the fund to seek the Trust's long-term investment objective. In fact, when compared to its peer group as defined by Lipper Analytical Services, the Trust's discount to NAV is in line with the peer group.


          Fund Name                                  Feb 14, 2000
         -----------------------------------------   ---------------------------
          First Australia Prime Income                -13.9% (BEST IN CATEGORY)
          BLACKROCK NORTH AMERICAN GOV'T INCOME       -14.8%
          Dreyfus Strategic Government Income         -15.3%
          Salomon Brothers 2008 Worldwide Income      -15.7%
          Templeton Global Government Income          -16.8%
          Templeton Global Income                     -17.1%
          Strategic Global Income                     -17.8%
          First Commonwealth                          -18.6%
          Dresdner RCM Global Strategic Income        -19.6%
          Global Income                               -20.4% (WORST IN CATEGORY)
         -----------------------------------------   ---------------------------
                                        Average:      -17.0%

     Additionally, a study of closed-end funds that convert to open-end status was done by CDA/Wiesen-berger in 1998. The principal conclusion was that long-term investors lose the benefits they sought by buying a closed-end fund and may incur significant expenses when a closed-end fund converts to open-end. And, conversion from closed-end to open-end structure is not in the best long-term interest of shareholders. (The study can be found at http://www.wiesenberger.com/resources/studies/pr-openending.shtml, or a hard copy may be obtained by contacting us directly by phone or with a written request addressed to The BlackRock North American Government Income Trust Inc. at 400 Bellevue Parkway, Wilmington, DE 19809, telephone number 1-800-227-7236.)

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THE TRUST SHOULD REMAIN A CLOSED-END INVESTMENT COMPANY, BUT ALSO BELIEVES THAT THE SHAREHOLDER PROPOSAL REQUESTING THAT THE TRUST CONVERT TO OPEN-END STATUS IS APPROPRIATE FOR SHAREHOLDER DETERMINATION AND SHOULD BE PUT TO A SHAREHOLDER VOTE.

                            ADDITIONAL INFORMATION
                              INVESTMENT ADVISOR

     BlackRock was formed in 1988 to provide investment advisory services for individual and institutional investors. The Trust has an investment advisory agreement with BlackRock Advisors, Inc. BlackRock Advisors, Inc. is a wholly-owned subsidiary of BlackRock, Inc. In February 1995, BlackRock was acquired by PNC Bank, N.A. and became a wholly-owned subsidiary of PNC Asset Management Group. In January 1998, 20% of BlackRock was purchased by the managing directors of BlackRock such that PNC Asset Management Group owned 80% of BlackRock. In early 1998, the five investment management firms that comprised the PNC Asset Management Group consolidated under BlackRock, resulting in a $100 billion money management firm offering established investment expertise in domestic and international equity, global fixed income, cash management as well as risk management technology. On October 1, 1999 BlackRock, Inc. completed an initial public offering of 9 million shares of Class A common stock at $14 per share. Subsequent to the initial public offering, approximately 14% of BlackRock, Inc. is publicly owned, approximately 70% is owned by PNC Bank and approximately 16% is owned by BlackRock employees. BlackRock, Inc. is one of the largest publicly traded investment management firms in the country with assets under management of approximately $165 billion as of December 31, 1999.

     The executive officers of the Advisor are:


     NAME                   POSITION
     ---------              ---------------
     Laurence D. Fink       Director, Chairman and Chief Executive Officer
     Ralph L. Schlosstein   Director and President
     Robert S. Kapito       Director and Vice Chairman
     Robert P. Connolly     Managing Director, General Counsel and Secretary
     Henry Gabbay           Managing Director

Messrs. Fink and Schlosstein are officers and Directors, and Messrs. Gabbay and Kapito are officers of the Trust.


                              FINANCIAL STATEMENTS

     BNA will furnish, without charge, a copy of BNA's most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request, provided such Annual or Semi-Annual Report is not enclosed herein. Requests should be directed to 400 Bellevue Parkway, Wilmington, DE 19809 (telephone number (800) 227-7BFM(7236)).


                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of the Stockholders of BNA must be received by December 2, 2000 to be included in the proxy statement and the form of proxy relating to that meeting as the Trust expects that the 2001 Annual Meeting will be held in May of 2001.

                                 OTHER MATTERS

     The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     All proxies received will be voted in favor of all the proposals, unless otherwise directed therein.


                                        Very truly yours,


                                        LAURENCE D. FINK
                                        Chairman and Chief Executive Officer


                                        RALPH L. SCHLOSSTEIN
                                        President

March 31, 2000

                                      PROXY

                                  THE BLACKROCK
                   NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                                  COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Karen H. Sabath, Robert S. Kapito and Henry Gabbay as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of The BlackRock North American Government Income Trust Inc. (the "Trust") held of record by the undersigned on February 29, 2000 at the Annual Meeting of Stockholders of the Trust to be held on May 18, 2000 or at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
                    PLEASE MARK BOXES IN BLUE OR BLACK INK.

                 SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------

---------------------------------------  ---------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                 THE BLACKROCK
                  NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
--------------------------------------------------------------------------------

                                  COMMON STOCK

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                      [_]

                                            ------------------------------------
Please be sure to sign and date this proxy. |  Date
--------------------------------------------------------------------------------


---Stockholder sign here-----------------------Co-Owner sign here---------------

1. Election of Directors:                             For All    With-   For All
                    FRANK J. FABOZZI                  Nominees   hold    Except
                   WALTER F. MONDALE                    [_]      [_]       [_]
                  RALPH L. SCHLOSSTEIN

   Instruction: To withhold authority to vote "For" any individual nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.

2. To consider and act upon the ratification of the      For    Against  Abstain
   selection  of  Deloitte & Touche LLP as auditors      [_]      [_]       [_]
   of the Trust for the Trust's  fiscal year ending
   October 31, 2000.

3. To approve or reject  the  shareholder  proposal      For    Against  Abstain
   requesting   that   BlackRock   North   American      [_]      [_]       [_]
   Government Income Trust Inc. shall afford all shareholders an opportunity to realize net asset value for their shares by converting to an open-end fund.

4. To transact such other  business as may properly      For    Against  Abstain
   come  before  the  meeting  or any  adjournments      [_]      [_]       [_]
   thereof.